                                                                   Exhibit 4.3

                              SUBSIDIARY GUARANTEE



           The Guarantors listed below (the "Guarantors") have irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 11 1/8% Senior Subordinated Notes due 2005 (the "Notes") of Day International Group, Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee (defined below) all in accordance with the terms set forth in Article 11 of the Indenture, dated as of June 6, 1995 (the "Indenture"), among the Company, Day International, Inc., a Delaware corporation ("Day"), and Firstar Bank, N.A. (as successor in interest to American Bank National Association), as supplemented by a First Supplemental Indenture, dated as of March 13, 1998, among the Company, Day and Firstar Bank, N.A. (as successor in interest to American Bank National Association), as trustee (the "Trustee"), relating to the Company's 111/8% Senior Subordinated Notes due June 1, 2005, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

           The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

           No stockholder, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

           This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event

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of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

           This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

           The Obligations of each Guarantor under this Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

           The Obligations of each Guarantor under this Subsidiary Guarantee pursuant to Article 11 of the Indenture shall be junior and subordinated to the Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 10 thereof and (b) the rights and obligations of the relevant parties relative to the Subsidiary Guarantees and the Guarantor Senior Indebtedness shall be the same as their respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article 10 of the Indenture.

           THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

           Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.







                                       2
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                              Guarantors:

                              VARNCO HOLDINGS INC.


                              By:  /s/ David B. Freimuth
                                  ---------------------------------
                                  Name: David B. Freimuth
                                  Title: Treasurer


                              VARN PRODUCTS CO., INC.


                              By:  /s/ David B. Freimuth
                                  ---------------------------------
                                  Name: David B. Freimuth
                                  Title: Treasurer


                              JV TEX REALTY CORP.


                              By:  /s/ David B. Freimuth
                                  ---------------------------------
                                  Name: David B. Freimuth
                                  Title: Treasurer


                              VARN PRODUCTS CO., INC.


                              By:  /s/ David B. Freimuth
                                  ---------------------------------
                                  Name: David B. Freimuth
                                  Title: Treasurer


                              VARN PRODUCTS CO., INC.


                              By:  /s/ David B. Freimuth
                                  ---------------------------------
                                  Name: David B. Freimuth
                                  Title: Treasurer







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                                VARN AEGIS INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer


                                GRAPH TECH, INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer


                                JV ILL REALTY CORP.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer


                                VARN ACQUISITION I, INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer


                                VARN ACQUISITION II, INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer






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                                VARN ACQUISITION III, INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer


                                VARN OHIO ACQUISITION, INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer


                                DAY INTERNATIONAL FINANCE, INC.


                                By:  /s/ David B. Freimuth
                                     ---------------------------------
                                     Name: David B. Freimuth
                                     Title: Treasurer







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                                Trustee:

                                FIRSTAR BANK, N.A.


                                By:  /s/ Frank P. Leslie III
                                     ---------------------------------
                                     Name: Frank P. Leslie III
                                     Title: Vice President